Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-2 (Post Effective
Amendment No.1 to form SB-2) of Foldera, Inc. of our report dated March 15, 2006 on our audits of the financial statements of Taskport, Inc. as of December 31, 2005 and the results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption “Experts”.

/s/ Kabani & Company, Inc.

Los Angeles, California
May 5, 2006